                                  SCHEDULE 14A
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement     [ ] Confidential, for use of the Commission
[X]  Definitive proxy statement          only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-12

                              ULTRA PETROLEUM CORP.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total fee paid:

            --------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:

            --------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
         3) Filing Party:

            --------------------------------------------------------------------
         4) Date Filed:

            --------------------------------------------------------------------

                             ULTRA PETROLEUM CORP.
                    16801 Greenspoint Park Drive, Suite 370
                              Houston, Texas 77060

                    Notice of Annual Meeting of Shareholders
                          to be held on June 11, 2002

To the Shareholders of Ultra Petroleum Corp:

   You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Ultra Petroleum Corp. which will be held at the Wyndham Greenspoint Hotel, Houston Texas, on Tuesday, June 11, 2002 at 10:00 a.m. for the following purposes:

  1. To receive the financial statements of the Corporation for the fiscal year ended December 31, 2001 together with the auditor's report thereon;

  2. To elect the board of directors to serve until their successors are duly elected and qualified;

  3. To reappoint KPMG LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2002 and authorize the directors to fix the auditor's remuneration; and

  4. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

   The specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.

   Only shareholders of record at the close of business on April 29, 2002 are entitled to notice of the Annual Meeting and any adjournments or postponements thereof. Shareholders of record will be entitled to vote those shares owned by them as of Record Date. Each common share is entitled to one vote per share. Whether or not you plan to attend the Annual Meeting, we request that you sign and date the enclosed proxy and mail it in the stamped, pre-addressed envelope enclosed or deposit it with the transfer agent, Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9. In order to be valid and acted upon at the Annual Meeting, forms of proxy must be received at the aforesaid address by 11:00 a.m. on June 7, 2002

                                          Sincerely,

                                          /s/ Michael D. Watford

                                          Michael D. Watford
                                          Chief Executive Officer

April 30, 2002

                             ULTRA PETROLEUM CORP.
                    16801 Greenspoint Park Drive, Suite 370
                              Houston, Texas 77060

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 June 11, 2002

                            SOLICITATION OF PROXIES

   This proxy statement is being furnished in connection with the solicitation of proxies by the management of Ultra Petroleum Corp. (the "Corporation") for use at the Annual Meeting (the "Annual Meeting") of shareholders of the Corporation, to be held on June 11, 2002 at 10:00 a.m., Houston time, at the Wyndham Greenspoint Hotel, Houston, Texas and at any adjournments or postponements thereof, for the purposes set forth in this proxy statement.

   This proxy statement and the enclosed form of proxy are first being mailed to the Corporation's shareholders on or about May 9, 2002. Only shareholders of record on April 29, 2002 (the "Record Date") are entitled to notice of the Annual Meeting. Shareholders of record will be entitled to vote those shares owned by them as of the Record Date. The Corporation's annual report of shareholders for the year ended December 31, 2001 is also being mailed to shareholders contemporaneously with this proxy statement, although the annual report does not form a part of the materials for the solicitation of proxies. The contents of this proxy statement have been approved by the Board of Directors of the Corporation.

Persons or Companies Making The Solicitation

   The enclosed proxy is being solicited by management. The cost of solicitation of proxies by management will be borne by the Corporation. Solicitations will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Corporation. The Corporation will reimburse shareholders' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the proxy. No solicitation will be made by specifically engaged employees or soliciting agents.

Appointment and Revocation of Proxies

   A shareholder has the right to appoint a person other than the persons named in the proxy to attend and act on his behalf at the Annual Meeting. To exercise this right, a shareholder shall strike out the names of the persons named in the proxy and insert the name of his nominee in the blank space provided, or complete another proxy. The persons named as proxies in the enclosed proxy are directors or officers of the Corporation.

   The completed proxy must be dated and signed and the duly completed proxy must be received by the Corporation's transfer agent, Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, by 9:00 a.m. on June 7, 2002.

   The proxy must be signed by the shareholder or by his duly authorized attorney. If signed by a duly authorized attorney, the proxy must be accompanied by the original power of attorney or a notarially certified copy thereof. If the shareholder is a corporation, the proxy must be signed by a duly authorized attorney, officer, or corporate representative, and must be accompanied by the original power of attorney or document whereby the duly authorized officer or corporate representative derives his power, as the case may be, or a notarially certified copy thereof. The Chairman of the Annual Meeting has discretionary authority to accept or reject proxies which do not strictly conform to the foregoing requirements.

   In addition to revocation in any other manner permitted by law, a shareholder may revoke a proxy either by (a) signing a proxy bearing a later date and depositing it at the place and within the time aforesaid, or (b) signing and dating a written notice of revocation (in the same manner as the proxy is required to be executed as set out above) and depositing it either at the place and within the time aforesaid or with the Chairman of the Annual Meeting on the day of the Annual Meeting or on the day of any adjournments thereof, or (c) registering with the scrutineer at the Annual Meeting as a shareholder present in person, whereupon such proxy shall be deemed to have been revoked.

Voting of Shares and Exercise of Discretion of Proxies

   On any poll, the persons named in the proxy will vote the shares in respect of which they are appointed, and where direction is given by the shareholder in respect of voting for or against any resolution, will do so in accordance with such direction. A majority of the votes cast on any matter presented is necessary to approve any such matter.

   In the absence of any direction in the proxy, it is intended that such shares will be voted in favor of each of the proposals referred to in the proxy. The proxy, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Annual Meeting. At the date of this proxy statement, management of the Corporation is not aware of any such amendments, variations or other matters to be presented for action at the Annual Meeting. However, if any other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be voted on such matters in accordance with the best judgment of the nominee.

Voting of Common Shares--Advice to Beneficial Holders of Securities

   The information set forth in this section is of significant importance to many shareholders, as a substantial number of the shareholders do not hold common shares in their own name. Shareholders who do not hold their common shares in their own name (referred to in this Proxy statement as "Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of common shares can be recognized and acted upon at the Annual Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the Beneficial Shareholder's name on the records of the Corporation. Such shares will more likely be registered under the name of the Beneficial Shareholder's broker or an agent of that broker. Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and nominees are generally prohibited from voting shares for their clients.

   Applicable regulatory policy requires intermediaries and brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary and broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Annual Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders; however, its purpose is limited to instructing the broker how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC") in Canada and ADP Investor Communication Services ("ADP") in the United States. IICC and ADP typically apply a special sticker to the proxy forms, mail those forms to the Beneficial Shareholders and ask Beneficial Shareholders to return the proxy forms to IICC for Canada and ADP for the United States. IICC and ADP then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at the Annual Meeting. A Beneficial Shareholder receiving a proxy with an IICC or ADP sticker on it cannot use that proxy to vote shares directly at the Annual Meeting, rather the proxy must be returned to IICC or ADP well in advance of the Annual Meeting in order to have the shares voted.

                  VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

   On April 29, 2002, 73,732,043 Common Shares without par value were issued and outstanding, each share carrying the right to one vote. At a general meeting of the Corporation, on a show of hands, every shareholder present in person shall have one vote and, on a poll, every shareholder shall have one vote for each share of which he is the holder.

   Only shareholders of record at the close of business on April 29, 2002 who either personally attend the Annual Meeting or who complete and deliver a proxy in the manner and subject to the provisions set out under the heading "Appointment and Revocation of Proxies", will be entitled to have his or her shares voted at the Annual Meeting or any adjournments or postponements thereof.

   The election of directors and ratification of auditors requires the affirmative vote of the holders of a majority of common shares cast, in person or by proxy, at the Annual Meeting.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth, as of the Record Date, certain information with respect to ownership of the Corporation's common shares as to (a) all persons known to the Corporation to be the beneficial owners of more than five percent of the outstanding common shares, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Corporation as a group. The information set forth in the following table is based on public filings made with the Securities and Exchange Commission (the "Commission") as of the Record Date and certain information supplied to the Corporation by the persons listed below. Unless otherwise indicated, all common shares are owned directly and each owner has sole voting and investment power with respect to such shares.

   The information as to shares beneficially owned or over which the below-named officers and directors exercise control or direction not being within the knowledge of the Corporation has been furnished by the respective officers and directors individually.

                                                          Number of   Percent of
Name of Beneficial Owner                                Common Shares Class (a)
------------------------                                ------------- ----------
Directors and Executive Officers:
Michael D. Watford (b)................................    2,898,601      3.9%
W. Charles Helton (c).................................      718,329        *
James E. Nielson (d)..................................      141,000        *
Robert E. Rigney (e)..................................      910,174      1.2%
James C. Roe (f)......................................      306,070        *
F. Fox Benton III (g).................................    1,020,400      1.4%
Charlotte Kauffman (h)................................      298,500        *
Stephen Kneller (i)...................................      285,287        *
George M. Patterson (j)...............................      148,000        *
Common shares all directors and executive officers own
 as a group
 (9 persons) (k)......................................    6,726,361      9.1%

--------
*  Less than 1%

(a) As of April 29, 2002 there were 73,732,043 common shares outstanding.

(b) Includes 2,087,500 shares of common stock issuable upon exercise of vested options. This total also includes 811,101 shares as to which Mr. Watford has shared voting power.

(c) Includes 330,000 shares of common stock issuable upon exercise of vested options.

(d) Includes 110,000 shares of common stock issuable upon exercise of vested options. This total also includes 31,000 shares as to which Mr. Nielson has shared voting power.

(e) Includes 110,000 shares of common stock issuable upon exercise of vested options. This total also includes 800,174 shares as to which Mr. Rigney has shared voting power.

(f) Includes 110,000 shares of common stock issuable upon exercise of vested options.

(g) Includes 425,000 shares of common stock issuable upon exercise of vested options. This total also includes 100,000 shares owned by Moreno Energy and 300,000 shares owned by Benton Asset Partners, of which Mr. Benton has shared voting power.

(h) Includes 270,000 shares of common stock issuable upon exercise of vested options.

(i) Includes 265,000 shares of common stock issuable upon exercise of vested options.

(j) Includes 25,000 shares of common stock issuable upon exercise of vested options.

(k) Includes 3,732,500 shares of common stock issuable upon exercise of vested options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common shares and other equity securities of the Corporation.

   To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that all reporting obligations of the Corporation's officers, directors and greater than 10% shareholders under Section 16(a) were satisfied during the year ended December 31, 2001.

                      STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation Table

   The following Summary Compensation Table sets forth all annual and long-term compensation for services rendered in all capacities to the Corporation (on a consolidated basis) during the periods indicated to persons described below (the "Named Executive Officers"). The Corporation had no other executive officers whose total salary and bonuses exceeded US$100,000 during 2001.

                                   Annual          Long-Term Compensation
                                Compensation               Awards
                              -------------------- ----------------------
                                                   Securities Restricted
                                                   Underlying  Shares or
                                                    Options   Restricted   All Other
   Name and Principal          Salary      Bonus    Granted   Share Units Compensation
        Position         Year  (US$)      (US$)(4)    (#)         (#)       (US$)(1)
   ------------------    ---- --------    -------- ---------- ----------- ------------
Michael D. Watford...... 2001 $285,833    $261,000   250,000       --       $375,000
 Chairman of the Board,  2000 $240,000    $240,000   250,000       --       $     --
 CEO & President         1999 $220,000    $120,000 1,650,000       --       $ 80,000

Charlotte Kauffman...... 2001 $104,167    $ 65,000    60,000       --       $ 45,750
 Corporate Secretary and 2000 $100,000    $ 75,000   100,000       --       $     --
 General Counsel         1999 $100,000    $ 20,000   150,000       --       $     --

Stephen Kneller......... 2001 $103,375    $ 86,000    75,000       --       $ 53,300
 VP Exploration          2000 $ 99,000    $ 90,000   100,000       --       $     --
                         1999 $ 99,000    $  9,900   150,000       --       $     --

Fox Benton III.......... 2001 $104,375    $ 70,000    75,000       --       $ 53,375
 VP Corp. Dev. & Finance 2000 $ 90,000    $ 67,500   100,000       --       $     --
                         1999 $ 42,635(2)       --   250,000       --       $     --

George M. Patterson..... 2001 $ 67,708(3) $ 45,000    50,000       --       $     --
 VP Exploration Int'l    2000 $     --    $     --        --       --       $     --
                         1999 $     --    $     --        --       --       $     --

--------
(1) All other compensation represents bonus stock.

(2) Mr. Benton joined the Corporation in June 1999.

(3) Mr. Patterson joined the Corporation in July 2001.

(4) Bonuses were paid in the year after the date indicated to reflect accomplishments in the year indicated.

Compensation of Directors

   Directors who are not officers of Ultra are not currently paid any fees for their services as directors other than expenses for travel to the board meetings. During the year ended December 31, 2001 no compensation was paid or payable to directors or entities controlled by directors except for compensation paid to the Named Executive Officers as described above. Directors are also entitled to participate in Ultra's 2000 Stock Incentive Plan, and are entitled to automatic awards of options thereunder. As of December 31, 2001, an aggregate of 700,000 options exercisable for Common Shares was outstanding in favor of current directors who are not officers of Ultra.

Options and Stock Appreciation Rights

        Option Grants During the Most Recently Completed Financial Year

                                                                   Market Value per
                         Securities   % of Total                      Securities
                         Underlying    Options                        Underlying               Grant Date
                          Options     Granted to     Exercise or    Options on the              Present
                          Granted    Employees in  Base Price (1)   Date of Grant   Expiration   Value
          Name              (#)     Financial Year (Cdn$/Security) (Cdn$/Security)     Date    (Cdn$)(2)
          ----           ---------- -------------- --------------- ---------------- ---------- ----------
Michael D. Watford......  250,000         15%           $4.69         $1,172,600     1-16-11   $2,665,000
Charlotte Kauffman......   60,000          4%           $4.69         $  281,400     1-16-11   $  639,600
Stephen Kneller.........   75,000          5%           $8.20         $  615,000     4-27-11   $  643,500
Fox Benton III..........   75,000          5%           $4.69         $  351,750     1-16-11   $  799,500
George M. Patterson.....   50,000          3%           $7.35         $  367,500     8-15-11   $  451,500

--------
(1) Exercise price is based on the previous day's closing price on the TSE.
(2) The value has been calculated using a variation of the Black-Scholes stock option valuation methodology. The applied model used the grant date of January 16, 2001 for Mr. Watford, Mr. Benton and Ms. Kauffman, the grant date of April 27, 2001 for Mr. Kneller and the grant date of August 15, 2001 for Mr. Patterson, and assumed a stock price volatility of 40 percent, a risk-free rate of return of 5.00 percent and an expected option life of five years. There were no adjustments made to the model for risk of forfeiture. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

             Aggregated Option Exercises in Most Recently Completed
                    Financial Year and FY-End Option Values

                                                                Unexercised    Value of Unexercised
                                                                Options at     in-the-Money Options
                                                             December 31, 2001 at Dec. 31, 2001 (1)
                         Securities Acquired Aggregate Value   Exercisable/        Exercisable/
                             On Exercise        Realized       Unexercisable      Unexercisable
          Name                   (#)              (US$)             (#)               (US$)
          ----           ------------------- --------------- ----------------- --------------------
Michael D. Watford......           --                N/A     2,087,500/62,500  $12,712,875/380,625
Charlotte Kauffman......       20,000           $103,926       275,000/15,000  $  1,674,750/91,350
Stephen Kneller.........       25,000           $151,686       262,500/37,500  $ 1,598,625/228,375
Fox Benton III..........           --                N/A       406,250/18,750  $ 2,474,062/114,187
George M. Patterson.....           --                N/A        12,500/37,500  $    76,125/228,375

--------
(1) The closing price of the common shares on the American Stock Exchange on December 31, 2001 was $6.09.

Performance Graph

   The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on its Common Shares with the cumulative total return of the Toronto Stock Exchange (the "TSE") 300 Composite Index. For this purpose, the yearly percentage change in the Corporation's cumulative total shareholder return is calculated by dividing the difference between the price for the Corporation's shares at the end and the beginning of the "measurement period" by the price for the Corporation's Common Shares at the beginning of the measurement period. "Measurement period" means the period beginning at the market close on the last trading day before the beginning of the Corporation's fifth preceding financial year, through and including the end of the Corporation's most recently completed financial year.



                              [Performance Graph]

                                                   1996 1997 1998 1999 2000 2001
                                                   ---- ---- ---- ---- ---- ----
Ultra Petroleum Corp.............................. $100 $209 $ 44 $ 35 $143 $348
TSE-300 Composite Index........................... $100 $114 $102 $142 $151 $130

                              CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

   This statement of corporate governance practices is made pursuant to the policies and guidelines (the "Guidelines") of the TSE. The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members.

   The Corporation's board of directors and senior management considers effective corporate governance to be central to the proper operation of the Corporation and the interests of its shareholders and other stakeholders. This disclosure statement has been prepared by the Corporate Governance Committee of the board and has been approved by the board of directors.

Mandate of the Board

   The board of directors has explicitly acknowledged responsibility for the management of the business and affairs of, and to act with a view to the best interests of, the Corporation. The mandate of the board to deal with this responsibility is expressed to include, among other matters:

  (a) the adoption of a strategic planning process;

  (b) the identification on a regular basis of the principal risks of the Corporation's business and the establishment of appropriate systems to manage these risks;

  (c) the assessment of management performance, considering succession planning, and taking responsibility for appointing, training and monitoring senior management;

  (d) establishing a policy to facilitate communications with shareholders and others involved with the Corporation;

  (e) addressing the integrity of the Corporation's internal control and management information systems; and

  (f) considering, from time to time, matters that pertain to the Corporation operating in a foreign country or countries.

Board Composition and Independence from Management

   The board believes that three of the five current directors and three of the five nominated directors are "unrelated directors" and that the remainder may be considered to be "related directors" within the meaning of the Guidelines. An "unrelated director" under the Guidelines is a director who is independent of management and free from any interest, business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act, other than interests arising from shareholding. In defining an "unrelated director", the Guidelines place emphasis on the ability of a director to exercise objective judgment.

   In deciding whether a particular director was a "related director" or an "unrelated director" for purposes of the Guidelines, the board of directors examined the factual circumstances of each director and considered them in the context of other relevant factors. Its determination was made based solely with regard to the language of the Guidelines. The board also concluded that no director would be unable to be sensitive to potential conflicts of interest, to act objectively or to perform his duties in the best interests of the Corporation.

   The board has considered the Guidelines' recommendations regarding additional structures or procedures to ensure the board of directors' independence from management and concluded that the Corporation's existing governance practices are sufficient. All directors are expected to exercise prudent business judgment at all times.

   Mr. Watford serves as Chairman of the Board of Directors. The TSE Report states that the independence of a board is most simply assured by appointing a Chair who is not a member of management. The Board has considered the issue of an independent chair of the Board. In light of Mr. Watford's guidance in the successful development of the business of the Corporation, the Board considers him uniquely suited to fulfill the role of Chair at meetings of the board of directors.

   The board has encouraged management to identify opportunities for the Corporation and expects to assess and respond to risks associated in cooperation with management. These expectations have been met to date.

Decisions Requiring Board Approval

   The board of directors does not have a formal policy setting out which matters must be brought by management to the board for approval. There is a clear understanding between management and the board that all transactions and other matters of a material nature should be presented for consideration and, if appropriate, approval by the board, including the hiring or termination of any member of senior management. It is recognized that, from time to time, it may be appropriate for an individual director, or group of them, to engage an outside advisor at the expense of the Corporation. Such engagement would be subject to the approval of the board of directors.

Board Committees

   The board of directors has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Corporate Governance Committee. The committees and their mandates are outlined below:

     (i) Audit Committee: The Audit Committee is comprised of Messrs. Nielson, Roe and Helton, with Mr. Nielson acting as its Chairman, all of whom are independent. The Audit Committee is responsible for reviewing the scope and audit plan of the independent auditor's examinations of the Corporation's financial statements and receiving and reviewing the reports of the independent auditor. The Audit Committee also meets with the independent auditor, conducts internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures and initiates or supervises any special investigations it may choose to undertake. The Audit Committee met one time during the last year.

     (ii) Compensation Committee: The Compensation Committee is comprised of Messrs. Roe, Watford and Nielson, with Mr. Roe acting as its Chairman. The Compensation Committee makes recommendations to the Corporation's board of directors with respect to the nature and amount of all compensation of the Corporation's officers, including recommendations on the Corporation's 2000 Stock Incentive Plan. The Compensation Committee met two times during the last year.

     (iii) Nominating Committee: The Nominating Committee of the Corporation is comprised of Messrs. Helton, Nielson and Watford, with Mr. Helton acting as its Chairman. This committee determines nominees to the Board of Directors. The Nominating Committee will not consider nominees recommended by security holders. The Nominating Committee met one time during the last year.

     (iv) Corporate Governance Committee: The Corporate Governance Committee is comprised of Messrs. Roe, Nielson and Helton, with Mr. Roe acting as Chairman. The Corporate Governance Committee is responsible for reviewing and determining corporate governance duties and procedures and, where necessary, making recommendations to the board of directors on changes to corporate governance policies and procedures.

   The Board of Directors met formally three times during the last fiscal year. During the last fiscal year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all committees on which he served.

Shareholder Relations and Feedback

   All inquiries from shareholders and the investment community are referred initially to the Corporation's Chief Executive Officer, who ensures that the Corporation provides a satisfactory reply to the inquiry. The Corporation believes that its communications are sufficient and responsive.

                         COMPENSATION COMMITTEE REPORT

   The compensation policy of the Corporation for determining executive compensation is performance based and focuses on management's fundamental objective of maximizing long-term shareholder value. The compensation practices are comprised of several components such as base salary and incentives which relate to specific accomplishments during the year which may be paid in cash and/or long term equity-based incentives in the form of stock options. To date, no specific formulae have been developed to assign specific weighting to each of these components. The Corporation's compensation philosophy is to foster entrepreneurship at all levels of the organization by generating long term equity-based incentives, through the granting of stock options, which is a significant component of executive compensation assuming the Corporation's Common Share price achieves satisfactory long-term performance. The Compensation Committee uses third party compensation data to assist with salary determinations and to assist in assessing competitiveness of salaries paid by the Corporation. The Compensation Committee considers the amount and terms of outstanding options when determining whether and how many new option grants are to be made.

Base Salary

   The Compensation Committee reviews and approves the salary ranges for the Corporation's employees. Comparative data is accumulated from a number of external sources including independent consultants. The policy for determining salary for executive officers is consistent with the administration of salaries for all other employees. Base salaries for executives are determined by assessment of sustained performances and consideration of competitive compensation levels for the markets in which the Corporation operates.

Long-Term Compensation

   The Corporation has a broad-based employee stock option plan. The plan is designed to encourage stock ownership and entrepreneurship on the part of all employees and, in particular, all executive officers. The plan aligns the interests of executive officers with shareholders by linking a significant component of executive compensation to the long-term performance of the Corporation's common shares. Individual grants are determined by an assessment of an individual's current and expected future performance, level of responsibilities and the importance of his/her position with, and contribution to, the Corporation. The executive officers who are most involved in the evolution of the Corporation, be it through property acquisition, promotion or compliance, are the officers who are prioritized in terms of compensation. As such, Michael D. Watford is the officer who receives the greatest amount of compensation in terms of salary and option packages.

Change in Responsibilities and Employment Contracts

   The Corporation has an employment contract with Michael D. Watford, the Chairman, Chief Executive Officer and President. The contract provides for an initial term of three years commencing February 1, 2001 that will be automatically extended for successive one-year periods with a 90 day written notice for early termination. The Corporation's Compensation Committee will annually review Mr. Watford's compensation and will recommend to the Board of Directors for approval the appropriate adjustments, if any. Such adjustments shall be based on performance and then-current market conditions for comparable positions. Mr. Watford received a one-time award of 250,000 stock options for the Corporation's common shares, with an expiration period of ten years. The options will vest in accordance with the Corporation's 2000 Stock Incentive Plan. The vesting will occur in four equal parts at three-month intervals. The contract provides for an annual incentive compensation award ranging between 50% and 100% of Mr. Watford's salary as determined by the Compensation Committee and recommended by the Committee to the Board for approval. In addition, the Board may consider the grant of options on an annual basis based upon performance. Mr. Watford is entitled to retention bonuses under the condition and in the event that he continues his employment with the Corporation. For these retention bonuses Mr. Watford shall be entitled to receive a performance grant of 250,000 common shares. These shares shall vest in four equal parts at six-month intervals, with the first portion vesting at the completion of six months into the first year of employment and the remaining shares vesting at the completion of each six-month period thereafter. In the event Mr. Watford is terminated prior to the end of his contract other than for just cause, Mr. Watford would be paid a severance of three times Mr. Watford's salary for the 12 months immediately preceding the termination. Upon termination of the agreement and Mr. Watford's employment by the Corporation other than for just cause, all previously awarded stock options which have not previously vested shall vest immediately in full.

   The Corporation has an employment contract with Fox Benton III, Vice President, Business Development and Finance. The contract provides for an initial term of three years commencing February 1, 2001 that will be automatically extended for successive one-year periods with a 90 day written notice for early termination. The Corporation's Compensation Committee will annually review Mr. Benton's compensation and will recommend to the Board of Directors for approval the appropriate adjustments, if any. Such adjustments shall be based on performance and then current market conditions for comparable positions. Mr. Benton received a one-time award of 75,000 stock options for common shares, with a term of ten years. The options will vest in accordance with the Corporation's 2000 Stock Incentive Plan. The vesting will occur in four equal parts at three-month intervals. The contract provides for an annual incentive compensation award of up to seventy percent (70%) of Mr. Benton's salary as determined by the Compensation Committee and recommended by the Committee to the Board for approval. In addition, the Board may consider the grant of options on an annual basis based upon performance. In the event Mr. Benton is terminated prior to the end of his contract other than for just cause, Mr. Benton would be paid a one-time severance package equal to two times Mr. Benton's salary for the 12 months immediately preceding the termination. Upon termination by the Corporation of the agreement and Mr. Benton's employment other than for just cause, all previously awarded stock options which have not previously vested shall vest immediately in full.

                                          Mr. James C. Roe
                                          Mr. Michael D. Watford
                                          Mr. James Nielson

                             AUDIT COMMITTEE REPORT

   The Audit Committee has reviewed and discussed the consolidated financial statements of the Corporation with management and KPMG LLP, the Corporation's independent accountants. In particular, the Audit Committee met with KPMG LLP to discuss the following: accounting practices related to the Corporation's new international activities; new FASB Interpretation No. 44, relating to stock compensation; new pronouncement EITF 98-11, relating to the purchase of an oil and gas company and the potential for goodwill to be recognized and subsequently amortized. In addition, the Corporation has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, relating to the relationship between the Corporation and KPMG LLP which might bear on the auditor's independence.

   In connection with the completion of the audit for the year ended December 31, 2001, the Audit Committee met with KPMG LLP to discuss the matters required to be discussed by Statement on Accounting Standards No. 61. As a result of these discussions and the Audit Committee's review of the audited financial statements, the Audit Committee recommended that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Commission.

   Upon the recommendation of the Audit Committee and in compliance with regulations of the American Stock Exchange, the board of directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings (including the need for meetings in executive session) and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Exhibit A to this proxy statement.

   In 2001, KPMG LLP provided services in the following categories and amounts:

   Audit Fees.......................................................... $70,000
   Financial Information Systems Design and Implementation Fees........ $     0
   All Other Fees...................................................... $48,000

   The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence. The Board of Directors has recommended the appointment of KPMG LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Corporation for the year ending December 31, 2002. A representative of KPMG LLP will not be present at the Annual Meeting.

                                          Mr. James Nielson
                                          Dr. William C. Helton
                                          Mr. James C. Roe

                                    PROPOSAL

                             ELECTION OF DIRECTORS

   Each director of the Corporation is elected annually and holds office until the next Annual Meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by a properly completed proxy will, on a poll, be voted for the nominees herein listed. Each incumbent director identified in the table below is a nominee for election as director of the Corporation. Management does not contemplate that any of the nominees set out below will be unable to serve as a director.

Directors and Executive Officers

   The following table provides information with respect to the directors and nominees for director and present executive officers of the Corporation including a summary of the number of common shares owned by each of our directors and executive officers exclusive of any common shares issuable upon the exercise of vested options. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

                                           Position with the        Number of
                Name                Age       Corporation         Common Shares
                ----                --- -----------------------   -------------
 Michael D. Watford...............   48 Chairman of the Board,
                                        CEO, President and
                                        Director                        811,101
 Dr. William C. Helton............   60 Director                        388,329
 James E. Nielson.................   71 Director                         31,000
 James C. Roe.....................   73 Director                        800,174
 Robert E. Rigney.................   70 Director                        196,070
 F. Fox Benton III................   35 Vice President,
                                        Corporate Development
                                        and Finance                     595,400
                                        Corporate Secretary and
 Charlotte Kauffman...............   44 General Counsel                  28,500
                                        Vice President,
 Stephen Kneller..................   47 Exploration Domestic             20,287
                                        Vice President,
                                        Exploration
 George M. Patterson..............   56 International                   123,000

   Mr. Michael D. Watford has been the Corporation's Chairman of the Board, Chief Executive Officer, President and a director since January 1999. From August 1997 until February of 1999, Mr. Watford was a consultant in private practice. Prior to consulting, Mr. Watford was the President, CEO and director of Nuevo Energy Company, a public energy company from 1994 until 1997. Mr. Watford has been in the energy business for 27 years and has become familiar with virtually every aspect of industry, holding senior management positions in natural gas sales, marketing, exploration and production, and corporate finance.

   Dr. William C. Helton has been a director of the Corporation since August 1994. Dr. Helton is a medical doctor and has been the President, Chief Financial Officer and a director of Enterprise Exploration & Production Inc., a private oil and gas exploration and development company for more than 5 years.

   Mr. James E. Nielson has been a director of the Corporation since February 2001. Since 1992, Mr. Nielson has been the founder and owner of Nielson & Associates of Cody, Wyoming, an independent oil and gas firm. Prior to forming that company, Mr. Nielson formed JN Oil and Gas, a privately owned oil and gas exploration company and remained its President and CEO until the sale of the company in 1992. Prior to that, Mr. Nielson had been director, Chief Executive Officer and President of Husky Oil from 1971 until 1979.

   Mr. James C. Roe has been a director of the Corporation since January 2001. From 1996 until January 2001, Mr. Roe was a board member of Pendaries Petroleum Ltd. Prior to that, Mr. Roe was Vice President and Owner of Delta-X Corp., a high technology automation system used in oil producing operations until the sale of Delta-X Corp. in 1997. Mr. Roe has been retired since 1997.

   Mr. Robert E. Rigney has been a director of the Corporation since June 2001, and has been a Consultant to the Corporation since January 2001. Prior to that, Mr. Rigney was the Chief Executive Officer and Chairman of Pendaries Petroleum Ltd. since its inception in 1996. Mr. Rigney has been a diplomat, oil company executive and consultant in Asia for over 21 years.

   Mr. F. Fox Benton III has been the Corporation's Vice President, Corporate Development and Finance since January 2001. Mr. Benton joined the Corporation in June 1999. Prior to that, Mr. Benton worked for small independent oil and gas companies primarily engaged in international exploration and production. From 1989 to 1995, Mr. Benton was with Walter International, Inc., a private international independent oil and gas company, and then worked for several other small independents thereafter. Mr. Benton's experience with these firms was in the areas of business development, operations management, finance and government relations.

   Ms. Charlotte Kauffman has been Corporate Secretary and General Counsel for the Corporation since January 1998. Ms. Kauffman was a legal and land consultant to the Corporation from May 1996 before becoming an employee. Prior to that, Ms. Kauffman worked as a land and legal consultant for LLOG Exploration Company from 1992 until 1996. Ms. Kauffman worked for Amoco Production Company from 1981 to 1992.

   Mr. Stephen Kneller has been Vice President, Exploration Domestic since September 1998. Mr. Kneller joined the Corporation in 1997 as a geologist. Prior to that, Mr. Kneller worked in the exploration department for CNG Producing Co. and CNG Development Co. for 17 years. Mr. Kneller has worked the Green River Basin of Wyoming actively since 1992.

   Mr. George M. Patterson has been Vice President, Exploration International since July 2001. Mr. Patterson has over 28 years experience as an exploration geologist and senior executive in international major exploration and production companies such as Mobil Oil, Cities Service and Kerr-McGee. Mr. Patterson served as Vice President International Exploration for Kerr-McGee from 1996 to 1999. Mr. Patterson was a consultant for various companies on international exploration and production projects between 1999 and 2001.

                                    PROPOSAL

                      RATIFICATION OF INDEPENDENT AUDITORS

   The Corporation's board of directors has appointed KPMG LLP, certified public accountants, as the auditors to examine the financial statements of the Corporation for the fiscal year ended December 31, 2002, and to perform other appropriate accounting services and is requesting ratification of such appointment by the shareholders. In the event that the shareholders do not ratify the appointment of KPMG LLP, the adverse vote will be considered as a direction to the board of directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of the auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended December 31, 2002, will be permitted to stand unless the board of directors finds other reasons for making the change. It is understood that even if the selection of KPMG LLP is ratified, the board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the board feels that such a change would be in the best interests of the Corporation and its shareholders.

   The ratification of KPMG LLP requires the affirmative vote of the holders of a majority of the common shares cast, in person or by proxy at the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Any shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Corporation at our principal executive offices not later than January 9, 2003. The Corporation will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission. If the date of the 2003 Annual Meeting is changed by more than 30 days from the date of the 2002 Annual Meeting, the deadline for submitting proposals to be included in management's 2003 proxy statement is a reasonable time before the Corporation begins to print and mail its proxy materials for its 2003 Annual Meeting.

                                 OTHER MATTERS

   At the Annual Meeting, shareholders will receive and consider the consolidated financial statements of the Corporation for the year ended December 31, 2001 and the auditor's report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

   Management knows of no amendment or other matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

   All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of the Corporation and their relationship and transactions with the Corporation is based upon information received from the individual directors and officers.

                                   Exhibit A

                             ULTRA PETROLEUM CORP.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

General

   The role of the Audit Committee of Ultra Petroleum Corp. (the "Corporation") is to assist the Board of Directors in fulfilling its oversight responsibilities by:

  . Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Reviewing and appraising the audit efforts of the Corporation's independent accountants.

  . Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

Composition

   The Audit Committee shall consist of three or more directors as determined by the board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, the Board shall take into consideration the requirements of the American Stock Exchange. Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries, will not be considered independent.

   All members of the Committee must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee is to have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities.

   The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

   The Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

Relationship with Independent Accountants

   The Corporation's independent accountants are to be ultimately accountable to the Board and the Committee, and the Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accounts (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Responsibilities and Duties

   To fulfill its responsibilities and duties the Audit Committee shall:

 Documents/Reports Review

1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

 Independent Accountants

1. Recommend to the Board the selection of the independent accounts, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

2. On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accountants have with the Corporation, consistent with the Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

3. Recommend to the Board any appropriate action to oversee the independence of the independent accountants.

4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

 Consultants

   The Committee may retain at such times and on such terms as the Committee determines in its sole discretion and at the Corporation's expense special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

 Financial Reporting Processes

1. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

2. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

4. Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

5. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

7. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

 Ethical and Legal Compliance

1. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

2. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                          Adopted by Resolution of the Board
                                           of Directors

                                          April 27, 2001

                                     PROXY

                             ULTRA PETROLEUM CORP.
         16801 GREENSPOINT PARK DRIVE, SUITE 370, HOUSTON, TEXAS 77060

                Proxy Solicited on Behalf of the Management of
            the Corporation for the Annual Meeting on June 11, 2002

   The undersigned hereby constitutes and appoints each of Michael Watford and
Charlotte Kauffman, or instead of either of them,                 , his true
and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the common shares of Ultra Petroleum Corp. held of record by the undersigned on April 29, 2002 at the Annual Meeting of Shareholders to be held at 10:00 a.m., at the Wyndham Greenspoint Hotel, Houston, Texas on June 11, 2002, and at any adjournments or postponements thereof, on all matters coming before said Annual Meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

   MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                        (continued on the reverse side)

Please Detach and Mail in the Envelope Provided

Please mark your votes as in this example. [X]

                                     FOR     WITHHELD
1.Election of Directors        [_]        [_]

   To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

   NOMINEES: ________________________________________________________________

                                     FOR     WITHHELD
2.Reappointment of KPMG LLP    [_]        [_]

   To approve the reappointment of KPMG LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2002 and to authorize the directors to fix the auditor's remuneration.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting on June 11, 2002. [_]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.

SIGNATURE ______________________________________________________________  Date:
SIGNATURE ______________________________________________________________  Date: